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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                Current Report Pursuant to Section 13 or 15(d) of
                           The Securities Act of 1934

       Date of Report (Date of earliest event reported): October 19, 2006

                             WILD OATS MARKETS, INC.
             (Exact name of registrant as specified in its charter)

            Delaware                    0-21577                84-1100630
(State or other jurisdiction of        Commission           (I.R.S. Employer
 incorporation or organization)       File Number        Identification Number)

                               3375 Mitchell Lane
                             Boulder, Colorado 80301
          (Address of principal executive offices, including zip code)

                                 (303) 440-5220
              (Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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ITEM 1.01.  ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

         As of October 19, 2006, Wild Oats Markets, Inc., a Delaware corporation (the "Registrant"), entered into an agreement (the "Agreement"), with Perry D. Odak, in connection with his resignation as Chief Executive Officer, President and a Director of the Registrant.

         Pursuant to the Agreement, in exchange for mutual general releases of any claims by Registrant or Mr. Odak against each other and a non-competition covenant from Mr. Odak through October 2009, Mr. Odak will receive: (a) continuation of his current base salary for a period of thirty-six (36) months along with medical, dental and vision benefits for such period; (b) a payment in the amount of $1,943,346 in recognition of the increased profitability of Wild Oats and in light of the termination of Registrant's obligations under the Employment Agreement referenced below; (c) use of the automobile currently provided by the Registrant for the balance of the term remaining on its lease. The Registrant will also accelerate the vesting of 4,167 restricted stock units granted to Mr. Odak for 2006 performance which are scheduled to vest in February of 2007. Mr. Odak has agreed to provide transition services to the Company for a 90 working day period, as requested from time to time by the Registrant.

ITEM 1.02.  TERMINATION OF A MATERIAL DEFINITIVE AGREEMENT

         As a result of the inability of the parties to agree upon a new or modified employment agreement, Mr. Odak resigned and the Employment Agreement dated March 6, 2001, as amended, between Mr. Odak and the Registrant was terminated as of October 19, 2006, except to the extent incorporated into the Agreement.

ITEM 5.02. DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS

         Effective October 19, 2006, Mr. Odak resigned from his positions as Chief Executive Officer, President and a Director of Registrant.

         On October 19, 2006 the Board appointed its Chairman of the Board, Gregory Mays, age 60, to the position of Interim Chief Executive Officer. Mr. Mays has been a Director and Chairman of the Board of Registrant since July 2006. Because of his appointment as Interim Chief Executive Officer, Mr. Mays is temporarily stepping down from his positions on the Board's Audit Committee and Compensation Committee. In the interim, Board member Hal Brice will join the Audit Committee. There is no arrangement or understanding pursuant to which Mr. Mays was selected as a Director, and there are no related party transactions between Registrant and Mr. Mays reportable under item 404(a) of Regulation S-K.

         Mr. Mays has held numerous senior executive positions in the food retail industry, in a 33 year career. Companies in which he has been a senior executive include Ralphs Grocery Company, Food 4 Less Supermarkets, Alpha Beta Stores, Almacs' Supermarkets and Cala Foods. From February 1999 to present he has been a consultant. He currently serves as a Director of Pathmark Supermarkets, Inc., Source Interlink Companies, Inc. and Simon Worldwide, Inc.

         In order to assist Mr. Mays with his new duties, the Board has created an Executive Committee of the Board consisting of Brian K. Devine and John A. Shields, who will interact and consult with Mr. Mays on interim management of Registrant. Mr. Devine has been a Director of Registrant since October 1997 and he is Chairman of Petco Animal Supplies, Inc. He has been with Petco since 1990. Prior to that he was President of Krause Sofa Factory and a senior executive with Toys "R" Us. Mr. Devine serves on the Boards of the Retail Industry Leaders Association and National Retail Federation, among others.

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         Mr. Shields has been on the Board of Registrant since July 1996 and was
Chairman from July 1996 through May 2004. From June 1995 to July 1996, Mr. Shields was a member of the Board of Directors of Alfalfa's, Inc., which merged with the Company in 1996. He was Chairman of the Board of Homeland Stores, Inc., from October 1997 to October 2001. From January 1994 through December 1997, Mr. Shields was Chairman of the Board of Delray Farms Markets. From 1983 until 1993, Mr. Shields was President and Chief Executive Officer of First National Supermarkets. He is currently a Director of Shore Bank and Trust Company.

         At this time, the terms of any additional compensation arrangement between Mr. Mays and the Registrant has not been determined.

         A copy of Registrant's press release announcing Mr. Odak's resignation, the appointment of Mr. Mays, and the creation and membership of the Executive Committee is attached as Exhibit 99 to this current report on Form 8-K.

ITEM 9.01.  FINANCIAL STATEMENTS AND EXHIBITS

         (d) Exhibits. The following is furnished as an exhibit to this Current Report on Form 8-K:

         Exhibit 99.1 Press release dated October 25, 2006.

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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.


                                                    Wild Oats Markets, Inc.
                                                    (Registrant)


                                                    By:  /s/ Freya R. Brier
                                                         ------------------
                                                         Freya R. Brier
Date: October 25, 2006                                   Executive Officer

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                                  EXHIBIT INDEX

Exhibit No.   Description
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Exhibit 99.1  Press Release of Wild Oats Markets, Inc. dated October 25, 2006.